UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2014

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 9, 2014, Ixia (“Ixia” or the “Company”) received a letter (the “Letter”) from The NASDAQ Stock Market LLC indicating that a NASDAQ Hearings Panel (the “Panel”) had determined to continue the listing of the Company’s common stock on The NASDAQ Stock Market (“Nasdaq”). The continued listing is subject to the condition that, on or before September 12, 2014, Ixia become current in its periodic filings with the Securities and Exchange Commission (the “SEC”). Ixia must also be able to demonstrate at such time that it is in compliance with all other requirements for continued listing on Nasdaq. The Letter indicates that in the event the Company is unable to satisfy such conditions, the Company’s common stock may be delisted.

On June 12, 2014, due to the Company’s delayed filing with the SEC of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (the “2013 Third Quarter Form 10-Q”), Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Form 10-K”), and Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (the “2014 First Quarter Form 10-Q”), the Company appeared before the Panel in connection with the potential delisting of the Company’s common stock. At the hearing, the Company presented a plan, and requested an extension of time, to regain compliance with the Nasdaq listing rule (the “Listing Rule”) that requires the Company to be current in the filing of its periodic financial reports with the SEC.

On June 23, 2014, the Company filed with the SEC its 2013 Third Quarter Form 10-Q and 2013 Form 10-K, as well as amendments on Form 10-Q/A to its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 and a Current Report on Form 8-K/A relating to the Company’s acquisition of Net Optics, Inc. on December 5, 2013. As a result of such filings, as of the date of this filing, the Company is only delinquent in filing its 2014 First Quarter Form 10-Q with the SEC.

On July 11, 2014, the Company issued a press release regarding the Panel’s determination and the Company’s current expectations regarding the timing of the filing with the SEC of its 2014 First Quarter Form 10-Q and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. A copy of the press release is included as Exhibit 99.1 in this Current Report on Form 8-K.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the possible delisting of the Company’s common stock if the conditions specified by the Panel are not satisfied and the Company’s plan to regain compliance with the Listing Rule. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict, or the like. Such forward-looking statements reflect the current intent, belief, and expectations of the Company’s management and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause the actual results to differ materially from the results predicted include, among others, the possibility that the Panel would grant the Company additional time to comply with the Nasdaq requirements for continued listing of the Company’s common stock if the Panel’s specified conditions are not met, the risk that the Company will not, on or before September 12, 2014, become current in the filing of its periodic financial reports with the SEC or will not comply with all other requirements for continued listing on Nasdaq. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated July 11, 2014 of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: July 11, 2014	By:	/s/ Brent Novak
Brent Novak
Acting Chief Financial Officer and Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 11, 2014 of the Company

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